As filed with the Securities and Exchange Commission on October 3, 2011

Registration No. 333-171139

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Colorado	5171	84-1536518
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 30 Guanghau Street, Xiaojingyu Xiang, Wan Bailin District,
Taiyuan City,
Shanxi Province, China 030024
(727) 641-1357
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference Anslow LLP
61 Broadway, 32 nd Floor
New York, New York 10006
(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)
☒ Accelerated filer	☐ Smaller reporting company

DEREGISTRATION OF SHARES

 This Post-Effective Amendment No. 1 on Form S-3 to Form S-3 (File No. 333-171139), which was declared effective by the Securities and Exchange Commission on February 18, 2011 (the “Registration Statement”), is being filed to deregister $50,000,000 of securities of the registrant, Longwei Petroleum Investment Holding Ltd., registered under the Registration Statement.  This Post-Effective Amendment No. 1 does not deregister the 12,887,383 shares of common stock underlying warrants offered by the Selling Stockholders which are registered and offered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on October 3, 2011.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

By:	/s/ Cai Yongjun
Cai Yongjun,
Chief Executive Office (Principal Executive Officer)

By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cai Yongjun and/or Michael Toups his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 to be filed by Longwei Petroleum Investment Holding Limited and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

By: /s/ Cai Yongjun	Chief Executive Officer, Director	October 3, 2011
Cai Yongjun	(Principal Executive Officer)

By: /s/ Michael Toups	Chief Financial Officer	October _3, 2011
Michael Toups	(Principal Financial and Accounting Officer)

By: /s/ Yongping Xue	Director	October 3, 2011
Yongping Xue	Secretary and Treasurer

By: /s/ Gerald DeCiccio	Director	October 3, 2011
Gerald DeCiccio

By: /s/ Douglas Cole	Director	October 3, 2011
Douglas Cole

By: /s/ Xue Xiaoping	Director	October 3, 2011
Xue Xiaoping